Exhibit 99.1

NEWS RELEASE

January 18, 2019	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Melissa Storan Phone: 949-851-1473 http://www.corvel.com

CorVel Announces Promotion of Michael Combs to Chief Executive Officer

IRVINE, California, January 18, 2019. CorVel Corporation (NASDAQ: CRVL), announced today that its Board of Directors has promoted the Company’s President, Michael Combs, to also serve as its Chief Executive Officer, effective January 18, 2019. Mr. Combs was previously promoted to President in April 2017 and served as Chief Information Officer from April 2015 to April 2017. Mr. Combs has been with the Company for more than 27 years, joining the Company as a software engineer in October 1991. His prior positions at the Company include Vice President of Bill Review Development and Deputy Chief Information Officer.

“Deploying technology to deliver uniquely effective services for employers and payors has always been the cornerstone of CorVel’s strategy. Leveraging Michael’s extensive background in information technology will allow the Company to continue to enhance our use of new information processing sciences. As President, Michael has been intensifying our focus on customer needs, and has been committed to extensive interactions with CorVel clients,” said Gordon Clemons, CorVel’s Chairman.

“When I joined the CorVel team, I wanted to be part of an organization where there were no limits to what could be accomplished. I have never been more certain of this reality than I am today. We have an extremely strong team, state of the art technology and a rich pipeline of strategic system enhancements. The opportunities before us are truly exciting. Execution and increasing the pace at which we are deploying innovative solutions to address our customer’s evolving needs will be the principle areas of focus,” said Michael Combs.

“Over 30 years ago, Gordon Clemons and a small team of people set out with the intention of making a significant impact on the industry and making a meaningful difference for our customers. A dynamic team has made this vision a reality and I look forward to continuing this legacy well into the future,” continued Mr. Combs.

CorVel’s lead independent Board Member, Judd Jessup, confirmed the Board’s unanimous support of Michael’s promotion. “Michael’s appointment to CEO is the result of a carefully planned succession process. Over the past two years he has demonstrated the capability to continue to drive CorVel’s performance in our industry. His management ability and his technology expertise were important considerations in the Board of Directors’ enthusiastic support for this appointment.”

Mr. Combs succeeds Mr. Clemons, the company’s founder, Chairman and CEO. Mr. Clemons will continue to serve as Chairman focusing his attention on strategy and product development.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, business intelligence and analytics within claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The forward- looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.